Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement No. 333-144156 of Abington Bancorp, Inc. on Form S-8 of our report dated June 29, 2011, appearing in this Annual Report on Form 11-K of the Abington Bank 401(k) Plan for the year ended December 31, 2010.
/s/ ParenteBeard LLC
ParenteBeard LLC
York, Pennsylvania
June 29, 2011